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                                                                   Exhibit 10.14

                              LEXMARK HOLDING, INC.
                      STOCK OPTION PLAN FOR SENIOR MANAGERS
                      -------------------------------------

                               Section 1. Purpose
                               ------------------

         The purpose of this Lexmark Holding, Inc. Stock Option Plan for Managers is to foster and promote the long-term financial success of Holding and the Company and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in Holding and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                             Section 2. Definitions
                             ----------------------

         2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a)      "Alternative Option" has the meaning given in Section 8.2.

         (b)      "Board" means the Board of Directors of Holding.

         (c) "C&D Fund" means the Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor investment vehicle managed by Clayton & Dubilier, Inc.

         (d) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to Holding, the Company or any Subsidiary,
                  (iii) the Participant's having been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony or (iv) the breach by the Participant of any written convenant or agreement with Holding, the Company or any Subsidiary not to disclose any information pertaining to Holding, the Company or any Subsidiary or not to compete or interfere with Holding, the Company or any Subsidiary.

         (e) "Change in Control" means the first to occur of the following events after the Effective Date:

                           (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Holding, the Company, the Subsidiaries, any employee benefit plan of Holding, the Company or the Subsidiaries, or the C&D Fund, of 50% or more of the combined voting power of Holding's or the Company's then outstanding voting securities;

                           (ii) the merger or consolidation of Holding or the Company, as a result of which persons who were stockholders of Holding or the Company, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                           (iii) the liquidation or dissolution of Holding or the Company; and


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                           (iv)     the sale of all or substantially all of the
                                    assets of Holding or the Company to one or more persons or entities that are not, immediately prior to such sale, affiliates of Holding or the Company.

         (f) "Change in Control Price" means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of the offered price is payable other than in cash).

         (g) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

         (h) "Committee" means the Compensation and Pension Committee of the Board (or such other committee of the Board which shall have jurisdiction over the compensation of officers). If at any time no Committee shall be in office, the Board shall perform the functions of the Committee.

         (i) "Common Stock" means the Class A Common Stock, par value $.01 per share, of Holding.

         (j) "Company" means Lexmark International, Inc., a Delaware corporation, and any successor thereto.

         (k) "Early Retirement" means a termination of employment by a Participant before normal retirement age (as defined in the retirement plan sponsored by Holding, the Company or any Subsidiary, whichever employs such Participant).

         (l)      "Effective Date" means March 27, 1991.

         (m) "Employee" means any employee of Holding, the Company or any Subsidiary that is classified by such employer as a manager, or any other employee of Holding, the Company or any Subsidiary holding a similar position as the Committee may designate.

         (n) "Fair Market Value" means, as of any date, the fair market value on such date per share of Common Stock as determined in good faith by the Board (or, if the authority to make such determination has been specifically delegated by the Board to the Committee, the Committee).

         (o) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

         (p) "Holding" means Lexmark Holding, Inc., a Delaware corporation, and any successor thereto.

         (q) "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

         (r) "Involuntary Termination" means a termination by the New Employer for any reason.

         (s) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

         (t) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

         (u) "Option" means the right granted pursuant to the Plan to purchase one share of Common Stock at a price determined in accordance with Section 6.2.




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         (v)      "Option Agreement" means an agreement between the Company and the Participant embodying the terms of any Options granted hereunder.

         (w) "Participant" means any Employee designated by the Committee to participate in the Plan.

         (x) "Permanent Disability" means a physical or mental disability or infirmity of a Participant, as defined in any disability plan sponsored by Holding, the Company or any Subsidiary, whichever employs such Participant, or, if no such plan is sponsored by Participant's employer, the Lexmark Long Term Disability Plan.

         (y) "Plan" means this Lexmark Holding, Inc. Stock Option Plan for Senior Managers.

         (z) "Public Offering" means the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock.

         (aa) "Retirement" means a Participant's retirement at or after normal retirement age under the terms of the retirement plan sponsored by Holding, the Company or any Subsidiary, whichever employs such Participant.

         (bb) "Special Registration" means the later of (i) the time at which a registration statement under the Securities Act of 1933, as amended, covering any offer to sell and sales of Common Stock issued upon exercise of Options granted pursuant to the Plan, becomes effective and (ii) the third anniversary of the Effective Date. Each of Holding and the Company shall use commercially reasonable efforts to effect such Special Registration as soon as audited historical statements required to be included in such registration statement are available for inclusion therein, but in any event not before the third anniversary of the Effective Date.

         (cc)     "Special Termination" has the meaning given in Section 7.1.

         (dd) "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company or Holding.


         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                    Section 3. Eligibility and Participation
                    ----------------------------------------

         Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.


                       Section 4. Powers of the Committee
                       ----------------------------------

         4.1. POWER TO GRANT. The Committee shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all Options granted to Participants.

         4.2 ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Subject to the terms of the Plan, the Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations



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relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of Holding and the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                       Section 5. Options Subject to Plan
                       ----------------------------------

         5.1 NUMBER. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of Options (and the maximum number of shares of Common Stock subject to Options) granted under the Plan may not exceed 235,000. The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any purpose.

         5.2 CANCELLED, TERMINATED, OR FORFEITED OPTIONS. Any Option which for any reason is cancelled, terminated or otherwise forfeited, in whole or in part, without having been exercised, shall again be available for grant under the Plan.

         5.3 ADJUSTMENT IN CAPITALIZATION. The number and class of Options (and the number of shares of Common Stock available for issuance upon exercise of such Options) granted under the Plan, and the number, class and exercise price of any outstanding Options (and the number of shares of Common Stock subject to outstanding Options) may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of Holding.

                           Section 6. Terms of Options
                           ---------------------------

         6.1 GRANT OF OPTIONS. Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Non-Qualified Stock Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options, if any, and the type of Options to be granted to a Participant. Without limiting the foregoing, it is anticipated that, prior to the Special Registration, each Participant will be granted two Non-Qualified Stock Options for each Incentive Stock Option granted to such Participant. It is also anticipated that the exercise of any Non-Qualified options granted to a Participant prior to the Special Registration shall be conditioned upon such Participant's exercise of any Incentive Stock Options held by him within 90 days after the Special Registration, and if such Participant fails to exercise such Incentive Stock Options before the end of such 90-day period, such Incentive Stock Options and (except as otherwise provided in Section 7.1) such Non-Qualified Stock Options shall terminate and be cancelled as of the last day of such 90-day period. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the type of Option, the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms consistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Committee at the Grant Date, such Option Agreement shall also state that the holder thereof is entitled to the benefits of and bound by the obligations set forth in the Registration and Participation Agreement, dated as of March 27, 1991, among Holding and certain stockholders of Holding, to the extent set forth therein.

         6.2 EXERCISE PRICE. The exercise price per share of Common Stock to be purchased upon exercise of an Option shall be determined by the Committee but shall not be less than the Fair Market Value on the Grant Date.

         6.3 EXERCISE OF OPTIONS. Unless otherwise determined by the Committee at the Grant Date, 100% of any Incentive Stock Options granted to a Participant prior to the Special Registration shall become immediately exercisable at the time of the Special Registration and shall remain exercisable only for a


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period of 90 days after the Special Registration. Unless otherwise determined by the Committee at the Grant Date, 20% of any Non-Qualified Stock Options granted to a Participant at any time, and 20% of any Incentive Stock Options granted to a Participant on or after the Special Registration, shall become exercisable on each of the first five anniversaries of the Grant Date of such Options, provided that, notwithstanding any other provision of the Plan, no Options shall be exercised prior to the Special Registration and (except as otherwise provided in Section 7.1) no Non-Qualified Stock Options shall be exercisable unless any corresponding Incentive Stock Options shall have been exercised as contemplated by the fifth sentence of Section 6.1. Notwithstanding any other provision of the Plan, each Option shall terminate and shall not be exercisable on or after the tenth anniversary of the Grant Date of such Option.

         6.4 PAYMENT. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Committee in its sole discretion at or after the Grant Date, the exercise price of any Options exercised after there has been a Public Offering may be paid in full or in part in the form of shares of Common Stock already owned by the Participant, based on the Fair Market Value of such Common Stock on the date of exercise (or at such other time as may be determined by the Committee). As soon as practicable after receipt of a written exercise notice on or after the Special Registration and payment in full of the exercise price of any exercisable Options, Holding shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof.

         6.5 INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422A of the Code or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422A.

         6.6 CERTAIN SALES OF COMMON STOCK. To the extent permitted by applicable law, and in the sole discretion of the Board, prior to the Special Registration Holding may offer and sell shares of Common Stock to one or more Participants employed and residing outside the United States with the consideration for such shares to be paid in cash or by delivery of a promissory note of the Participant purchasing such shares. Shares of Common Stock to be sold to any such Participant in any such transaction are intended to be sold in lieu of Incentive Stock Options that might otherwise have been granted to such Participant hereunder, and it is anticipated that two Non-Qualified Stock Options will be granted to each such Participant for each share of Common Stock so purchased.

                      Section 7. Termination of Employment
                      ------------------------------------

         7.1 TERMINATION OF EMPLOYMENT PRIOR TO SPECIAL REGISTRATION.

         (a) Special Termination. Unless otherwise determined by the Committee at the Grant Date, in the event that a Participant's employment with Holding, the Company and the Subsidiaries terminates prior to the Special Registration by reason of such Participant's death, Permanent Disability or Retirement (each a "Special Termination"), (i) 100% of any Non-Qualified Stock Options held by such Participant shall vest and become exercisable at any time on or after the Special Registration and (ii) any Incentive Stock Options held by such Participant shall terminate and be cancelled immediately upon such termination of employment.

         (b) Other Termination of Employment. Unless otherwise determined by the Committee at or after the Grant Date, in the event that a Participant's employment with Holding, the Company and the Subsidiaries is terminated prior to the Special Registration for any reason other than a Special Termination, any Options held by such Participant shall terminate and be cancelled immediately upon such termination of employment.


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         7.2 TERMINATION OF EMPLOYMENT ON OR AFTER SPECIAL REGISTRATION.

         (a) SPECIAL TERMINATION. Unless otherwise determined by the Committee at the Grant Date, in the event that a Participant's employment with Holding, the Company and the Subsidiaries terminates on or after the Special Registration by reason of a Special Termination, 100% of any Options then held by such Participant shall become immediately exercisable, subject to the fifth sentence of Section 6.1.

         (b) TERMINATION FOR CAUSE. Unless otherwise determined by the Committee at the Grant Date, in the event that a Participant's employment with Holding, the Company or any Subsidiary is terminated for Cause on or after the Special Registration, any Options then held by such Participant shall terminate and be cancelled immediately upon such termination of employment.

         (c) OTHER TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee at or after the Grant Date, in the event that a Participant's employment with Holding, the Company and the Subsidiaries terminates on or after the Special Registration for any reason other than (i) a Special Termination or (ii) for Cause, any Options held by such Participant and then exercisable shall remain exercisable (subject to the fifth sentence of Section 6.1), but any other Options held by such Participant shall terminate and be cancelled immediately upon such termination of employment.

         7.3. CERTAIN RIGHTS UPON TERMINATION OF EMPLOYMENT PRIOR TO PUBLIC OFFERING. Unless otherwise determined by the Committee at the Grant Date, the Committee shall provide in each or any Option Agreement governing Options granted hereunder that prior to the Public Offering (a) Holding or the Company and the C&D Fund shall have successive rights to purchase any vested Options from the Participant upon the termination of his employment, provided that if such Participant's employment is terminated prior to the Special Registration, such repurchase shall be delayed until the Special Registration, and (b) the Participant may put his vested Options to Holding for purchase upon the termination of the Participant's employment (i) due to a Special Termination (but not upon the Early Retirement of such Participant) or (ii) by Holding, the Company or any Subsidiary not for Cause, provided in each case that if such Participant's employment is terminated prior to the Special Registration, such put shall be delayed until the Special Registration. Any purchase or sale as contemplated by the preceding sentence shall be for a purchase price per Option equal to the excess, if any, of (x) the Fair Market Value on the date of termination over (y) the exercise price per share of Common Stock pursuant to such Option, and upon such other terms and conditions as may be set forth in the Option Agreement. The foregoing right of a Participant to require Holding to repurchase any exercisable Options shall be subject to the Company having the ability to do so under the terms of its financing arrangements and Delaware law.


                          Section 8. Change in Control
                          ----------------------------

         8.1. ACCELERATED VESTING AND PAYMENT. Unless the Committee shall otherwise determine in the manner set forth in Section 8.2, in the event of a Change in Control, each Option shall be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option.

         8.2. ALTERNATIVE OPTIONS. Notwithstanding Section 8.1, no cancellation, acceleration or exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:


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         (a)      provide the Participant that held such Option with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment and, if the Alternative Options or the securities underlying them are not publicly traded identical or better rights to put Options to Holding;

         (b) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

         (c) have terms and conditions which provide that in the event such Participant suffers an Involuntary Termination within two years following a Change in Control:

                           (i) any conditions on such Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; or

                           (ii) such Participant shall have the right to surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the Common Stock subject to the Alternative Option over the price, if any, that such Participant would be required to pay to exercise such Alternative Option.


         Section 9. Amendment, Modification, and Termination of the Plan
         ---------------------------------------------------------------

         The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Committee.


                      Section 10. Miscellaneous Provisions
                      ------------------------------------

         10.1 NONTRANSFERABILITY OF AWARDS. No Options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and provided that the deceased Participant's beneficiary or the representative of his estate acknowledges and agrees in writing, in a form reasonably acceptable to Holding, to be bound by the provisions of the Plan (including the purchase rights described in Section 7.3) and the Option Agreement covering such Options as if such beneficiary or estate were the Participant. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his lifetime by such Participant only. Following a Participant's death, all rights with respect to Options that were exercisable at the time of such Participant's death and have not terminated shall be exercised by his designated beneficiary or by his estate.

         10.2 BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.

         10.3 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of Holding, the Company or any Subsidiary to



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terminate any Participant's employment at any time, or confer upon any
Participant any right to continue in the employ of Holding, the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Options. No Employee shall have any accrued or other rights in respect of the Plan, Options or the Common Stock other than those rights explicitly granted under the Plan.

         10.4 TAX WITHHOLDING. The Company or any Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, subject to such other arrangements as the Committee may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option granted under the Plan.

         10.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company and Holding to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, PROVIDED that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under Holding's or the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

         10.6 NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of Holding, the Company or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

         10.7 REQUIREMENTS OF LAW. The granting of Options and the issuance of shares of Common Stock pursuant to such Options, and any purchases or sales pursuant to Section 7.3, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan and no shares of Common Stock shall be issued upon exercise of any Options granted under the Plan, and no Options shall be purchased or sold pursuant to
Section 7.3, (a) if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state securities laws, or (b) unless an order shall have been issued by the Securities and Exchange Commission pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting Holding from the registration requirements of
Section 12(g) of such Act with respect to the Options.

         10.8 FREEDOM OF ACTION. Subject to Section 9, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing Holding, the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

         10.9 TERM OF PLAN. The Plan shall be effective as of the Effective Date. The Plan shall continue in effect, unless sooner terminated pursuant to
Section 9, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.

         10.10 CERTAIN MATERIAL INFORMATION. Holding will deliver to each Participant that holds any Options, within a reasonable time prior to the time that he terminates his employment with Holding, the Company and the Subsidiaries, all information with respect to such Options that is material to the decision whether to terminate employment, provided that Holding shall not be required to deliver to any such Participant any confidential or non-public information unless such Participant agrees to sign an appropriate confidentiality agreement. Such information shall not be required to be delivered at such times as Holding


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is a reporting Company under the Securities Exchange Act of 1934, as amended, or following the expiration of the order referred to in Section 10.7.

         10.11 NO VOTING RIGHTS. Except as otherwise required by law, no Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matters submitted to Holding's stockholders until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.

         10.12 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.



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